Exhibit 32
CERTIFICATIONS PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. SECTION 1350)

In connection with the Quarterly report of Itec Environmental Group, Inc., a Nevada corporation (the "Company"), on Form 10-QSB for the quarter ended September 30, 2005, as filed with the Securities and Exchange Commission (the "Report"), Gary M. De Laurentiis, Chief Executive Officer of the Company and Frederick Smith, Jr., Chief Financial Officer of the Company, respectively, do each hereby certify, pursuant to 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. ss. 1350), that to his knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

November 14, 2005	/s/ Gary M. De Laurentiis
Gary M. De Laurentiis
Chairman & Chief Executive Officer
(Principal Executive Officer)

November 14, 2005	/s/ Frederick Smith, Jr.
Frederick Smith, Jr.
Chief Financial Officer
(Principal Financial Officer)

[A signed original of this written statement required by Section 906 has been provided to Itec Environmental Group, Inc. and will be retained by Itec Environmental Group, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.]